EXHIBIT 10.37
RESTRICTED STOCK AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (the “Agreement”), effective as of ____________ (the “Effective Date”), is between SCBT FINANCIAL CORPORATION, a South Carolina corporation (the “Corporation”), and __________, an individual residing in _________County, South Carolina (“Employee”).

Section 1.  Purpose. The purpose of this Agreement is to award (the “Award”) to Employee restricted shares of Common Stock, par value $2.50 per share, of the Corporation (“Common Stock”) pursuant to the 2004 SCBT Financial Corporation Stock Incentive Plan, a copy of which is attached as Exhibit A (the “Plan”), as supplemented by the 2006 Long-Term Retention and Incentive Plan (the "Retention Plan"). This Award is made to recognize and reward Employee for his service to the Corporation or one of its subsidiaries for performance goals achieved pursuant to the Retention Plan for the calendar year preceding the Effective Date. The Corporation is authorized to grant equity awards under the Retention Plan only at such times that its lead bank subsidiary has a continuous and appropriate rating for bank safety and soundness (as defined and determined by the compensation committee of the Corporation’s board of directors), and the compensation committee has made a determination that the Corporation is eligible at this time to grant this Award to the Employee.

Section 2.  Award of Restricted Stock. The Corporation hereby awards and issues to Employee ______ shares of Common Stock (the “Shares”) pursuant to the Plan. The Shares shall be duly paid and nonassessable and shall be subject to the restrictions and limitations set forth herein.

Section 3.  Restrictions. Prior to the vesting of the Shares, as set forth in Section 4 hereof:

(a)  the Shares shall not be transferable and shall not be sold, exchanged, transferred, assigned, pledged, hypothecated or otherwise disposed of; and

(b)  the stock certificate(s) evidencing the Shares shall contain the following legend:

“The shares represented by this certificate are subject to the terms of a Restricted Stock Agreement effective as of ________, a copy of which is available at the principal office of the corporation.”

Except as expressly stated herein, Employee shall have all rights as a shareholder with respect to the Shares, commencing as of the date of issuance thereof and continuing for so long as Employee remains the record owner of the Shares, including the right to receive dividends in cash or other property and other distributions or rights in respect of the Shares and to vote the Shares as the record owner thereof.

Section 4.  Vesting. The restrictions described in Section 3 shall lapse and the Shares shall vest in Employee on the following dates:

(a) all of the Shares shall vest in Employee on the fourth anniversary of the Effective Date;

(b) if Employee is terminated without cause (as determined in good faith by the board of directors), then all of the Shares shall vest in Employee immediately upon such termination;

(c) if Employee's employment is terminated either due to retirement (at or after age 65 or following a total of 25 years of service with the Corporation), death, or disability (as determined in good faith by the board of directors), then all of the Shares shall vest in Employee immediately upon such termination of employment; and

(d) at any time immediately prior to consummation of a Change of Control (as defined in the Plan), to the extent of any and all unvested Shares as of such time.

Upon the vesting of any Shares, Employee shall be entitled to receive replacement stock certificate(s) evidencing such vested Shares and such certificate(s) shall not contain the legend set forth in Section 3(b). However, any replacement stock certificate(s) issued to an employee who is a director or an executive officer of the Corporation shall bear the following legend:

“The shares evidenced by this certificate were originally acquired from the issuer by an “affiliate” of the issuer as defined in Rule 144(a)(1) promulgated under the Securities Act of 1933 (the “1933 Act”) and may not be transferred, nor will any assignee or endorsee hereof be recognized as an owner hereof by the issuer for any purpose, unless a registration statement under the 1933 Act with respect to such shares shall then be in effect, or unless the availability of an exemption from registration with respect to any proposed transfer or disposition of such shares shall be established to the satisfaction of the issuer.”

Section 5.  Forfeiture. If, prior to a Change of Control (as defined in the Plan) occurring after the date of this Agreement or prior to the death of Employee, the employment of Employee with the Corporation and its subsidiaries is terminated voluntarily on the part of the Employee and without the written consent of the Corporation or by the Corporation with cause (as such term is defined in the Employee's employment agreement with the Corporation as then in effect, if any), then all of the Shares that are not vested under Section 4 as of the date of termination shall be forfeited to the Corporation (such event being referred to herein as a “Forfeiture Event”). Upon the occurrence of a Forfeiture Event, Employee shall return for cancellation all stock certificates representing unvested Shares, and irrespective of whether such stock certificates are so returned and cancelled, all unvested Shares shall automatically, without further action, be cancelled and shall no longer be issued and outstanding.

Section 6.  Taxes.

(a)  If Employee properly elects, within 30 days of the date on which he acquires the Shares, to include in gross income for federal income tax purposes an amount equal to the fair market value (as of the date of issuance) of the Shares granted pursuant to this Agreement, Employee shall pay to the Corporation, in the year of this Agreement, all federal, state and local taxes required to be withheld with respect to the grant of the Shares. If Employee fails to make such tax payments as required, the Corporation shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Employee all federal, state and local taxes of any kind required by law to be withheld with respect to the Shares.

(b)  If Employee does not make the election described in subparagraph (a) of this section, he shall, on the date as to which the restrictions described in Section 3 shall lapse as to any Shares, pay to the Corporation all federal, state and local taxes of any kind required by law to be withheld with respect to such vested Shares. If Employee fails to make such payments as required, the Corporation shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to Employee all federal, state and local taxes of any kind required by law to be withheld with respect to such vested Shares.

Section 7.  Achievement of Performance Goals Under the Retention Plan. This Award is made to recognize and reward the Employee for achievement of performance goals pursuant to the Retention Plan for the calendar year preceding the effective Date. These goals were established pursuant to the Retention Plan and were divided into three tiers' of performance, as follows:

Tier	EPS Growth	Asset Growth	Shares Reserved
1	8.0%	11.0%
2	10.0%	13.0%
3	12.0%	15.0%

This Award was issued based on tier _____.

If (i) this Award was based on tier 1 or tier 2, (ii) the Corporation's annual performance over the next four-year period results in the attainment of a higher tier's performance, and (iii) the Employee is at that time an employee of the Corporation or one of its subsidiaries and this Award shall not have been forfeited, then the Corporation shall at that time issue a new grant of restricted stock to the Employee for the additional shares covered by such higher tier, as determined pursuant to the Retention Plan. This new grant shall have the same vesting date (not vesting period) as this Award.

Section 8.  Miscellaneous.

(a)  This Agreement shall be construed, administered and governed in all respects under and by the applicable internal laws of the State of South Carolina, without giving effect to the principles of conflicts of laws thereof.

(b)  This Agreement expresses the entire agreement between the parties hereto and supersedes any prior or contemporaneous written or oral understanding or agreement regarding the subject matter hereof. This Agreement may not be modified, amended, supplemented or waived except by a writing signed by the parties hereto, and such writing must refer specifically to this Agreement.

(c)  This Agreement, as amended from time to time, shall be binding upon, inure to the benefit of and be enforceable by the heirs, successors and assigns of the parties hereto; provided, however, that this provision shall not permit any assignment in contravention of the terms contained elsewhere herein.

(d)  Nothing in this Agreement shall confer on Employee any right to continue in the employ of the Corporation or any of its subsidiaries.

(e)  This Agreement is made pursuant to and is subject to the terms and conditions of the Plan, which is incorporated herein by reference.

IN WITNESS WHEREOF, this Agreement has been duly executed and has an effective date of the ___day of ____ 2007.

SCBT FINANCIAL CORPORATION,
a South Carolina corporation

By:       _________________________________
Name:  Robert R. Hill, Jr.
Title:  President and Chief Executive Officer

EMPLOYEE

____________________________
Signature

Print Name:__________________________________________

Date Signed:__________________________________________